EXHIBIT 99.1

Capstone Turbine Reports Fourth Quarter and Full-Year Fiscal 2017 Financial Results

Lowest Loss From Operations in 14 Quarters - Bookings of $20.2M, Highest in Over a Year

Generates Cash on Expense Controls, Working Capital and Borrowings

Conference Call and Webcast to Be Held Today at 1:45 PM PT, 4:45 PM ET

CHATSWORTH, Calif., June 13, 2017 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST), the world’s leading clean technology manufacturer of microturbine energy systems, reported financial results for its fourth quarter and the full fiscal year ended March 31, 2017.

The company reported total revenue of $22.9 million for the fourth quarter of fiscal 2017 and a net loss of $4.6 million, or $0.13 per share. This compares with total revenue of $18.9 million and a net loss of $5.3 million, or $0.25 per share, for the fourth quarter of fiscal 2016.

Operating expenses for the quarter decreased 15% to $6.2 million from $7.3 million in the year-ago quarter. Weighted average shares outstanding for the quarter ended March 31, 2017 were 34.9 million compared with 21.0 million in the year-ago quarter.

“Capstone delivered top-line revenue growth as sales from our product and aftermarket business continued to expand. The renewed growth was driven by improving our vertical market diversification and geographic expansion which specifically has benefitted our FPP service contract business with higher attachment rates compared to our historical oil and gas customers,” said Darren Jamison, President and Chief Executive Officer of Capstone.

The company reported cash, cash equivalents and restricted cash increased $335,000 from the third quarter of fiscal 2017 to $19.7 million as of March 31, 2017. This compared to cash, cash equivalents and restricted cash of $16.7 million as of March 31, 2016. Cash used in operating activities for the fourth quarter of fiscal 2017 was $2.9 million as compared to cash used of $5.6 million in the third quarter of fiscal 2017 and $6.6 million used in the fourth quarter of fiscal 2016.

“Operating expenses are down over 40% compared to when we started our cost reduction initiatives in the first quarter of fiscal 2016. This is the lowest level of operating expenses in the past 14 years. Along with these substantial cost reductions, improved revenue and positive changes in working capital, cash used in operations decreased 47% over the third quarter of fiscal 2017,” said Ms. Jayme Brooks, Capstone’s Chief Financial Officer and Chief Accounting Officer.

Total revenue for fiscal 2017 was $77.2 million and the net loss for fiscal 2017 improved to $23.9 million, or $0.75 per share, on lower revenue compared to fiscal 2016.  Total revenue for fiscal 2016 was $85.2 million and the net loss for fiscal 2016 was $25.2 million, or $1.39 per share, in fiscal 2016. The weighted average shares outstanding for the year ended March 31, 2017 were 32.1 million compared with 18.2 million in the year-ago period.

Accessories, parts and service revenue increased 8% to a record high of $28.9 million, or 37% of total revenue, in Fiscal 2017 compared to $26.8 million, or 31% of total revenue, in Fiscal 2016. Operating expenses for fiscal 2017 decreased 30% to $26.1 million from $37.3 million in the year-ago period. Capstone had bad debt recovery of $1.5 million during each of fiscal 2017 and 2016 primarily from BPC Engineering, one of our Russian distributors.

The Adjusted EBITDA for the year ended March 31, 2017 was negative $22.3 million, or a loss of $0.70 per share, compared to an Adjusted EBITDA of $20.2 million, or a loss of $1.11 per share, for the year ended March 31, 2016.

Mr. Jamison continued, “During the year, our three-pronged business profitability plan continued to pay dividends with the substantial reduction of operating expenses, improved diversification, geographic expansion and rebuilding momentum in our top line revenue. In addition, demand for our new Signature Series microturbines continues unabated. Our book-to-bill ratio improved to 1.1:1 for fiscal 2017 as we increased our competitive CHP offering with our new roof mounted integrated heat recovery modules.”

Financial Highlights of Fiscal 2017 Fourth Quarter:

  Top-line revenue increased 21% to $22.9 million over the prior year’s fourth quarter. Product revenue increased 30% to $15.2 million and accessories, parts and FPP service revenue increased 8% to $7.7 million over last year’s fourth quarter
  Operating expenses for the quarter were reduced $1.1 million, or 15%, to $6.2 million from $7.3 million in the year-ago fourth quarter
  Net loss for the quarter improved $0.7 million, or 13%, to $4.6 million, or $0.13 per share, for the quarter from a net loss of $5.3 million, or $0.25 per share, in the year-ago fourth quarter
  Inventories decreased $1.2 million from the third quarter primarily on lower finished goods on hand
  Cash generated in the fourth quarter of fiscal 2017, excluding net proceeds from equity transactions and including changes in the Wells Fargo credit facility, was $33,000 compared to cash used of $7.1 million for the fourth quarter of fiscal 2016
  Bookings for the fourth quarter were $20.2 million compared to $18.3 million in the year-ago fourth quarter
  Book-to-bill for the quarter was 1.3 compared to 1.6 in the year-ago fourth quarter

Financial Highlights of Full Year Fiscal 2017:

  Accessories, parts and service revenue for fiscal 2017 increased 8% to a record high of $28.9 million or 37% of total revenue, compared to $26.8 million, or 31% of total revenue, at 17% lower product revenue levels
  Operating expenses for fiscal 2017 were reduced $11.3 million, or 30%, to $26.0 million from $37.3 million in fiscal 2016
  Net loss for the year improved $1.3 million, or 5%, to $23.9 million, or $0.75 per share, for fiscal 2017 from a net loss of $25.2 million, or $1.39 per share, in fiscal 2016
  Inventories decreased $2.8 million, or 15%, in fiscal 2017 on lower finished goods and raw materials on hand
  Cash used for fiscal 2017, excluding net proceeds from equity transactions and including changes in the Wells Fargo credit facility, was $17.2 million compared to cash used of $28.3 million for fiscal 2016

“The most recent quarter is confirmation of how we continue to strengthen all aspects of our business, as we delivered improving revenues, lower operating expenses, shrinking inventory, stronger bookings and generated over $33,000 in cash in the fourth quarter of fiscal 2017 compared to burning $7 million in the same period last year. We have positioned ourselves well with a lower cost structure and a more diversified business to achieve our goal of Adjusted EBITDA breakeven in fiscal 2018. We have a renewed confidence and optimism that profitably is within our grasp as we execute against our strategic objectives to achieve product sales growth in the CHP market that is in turn driving our higher margin aftermarket service revenue,” added Mr. Jamison.

“With the measurable improvements that have been made in nearly every aspect of the business, steady results are materializing,” continued Mr. Jamison. “Our operating cost structure for fiscal 2017 was reduced $11.3 million, or 30%, which is remarkable when you look back at the operating costs for fiscal 2016 of $37.3 million. Through teamwork, relentless effort, and firm execution, we can exceed our goals as we strive towards Capstone’s profitability and beyond,” Mr. Jamison added.

“We firmly believe that we have cleared several challenging macroeconomic and product reliability hurdles over these past two fiscal years, and are diligently poising the company for renewed growth and long-term sustainability in an ever-changing macroeconomic environment,” said Mr. Jamison. “We look forward to announcing the success of our fiscal 2018 key initiatives over the next fiscal year,” concluded Mr. Jamison.

Conference Call and Webcast

The Company will host a live webcast today, June 13, 2017, at 1:45 PM Pacific Time (4:45 PM Eastern Time) to provide the results of the fourth quarter and fiscal year ended March 31, 2017. The company will discuss its financial results and will provide an update on its business activities. At the end of the conference call, Capstone will host a question-and-answer session to provide an opportunity for financial analysts to ask questions. Investors and interested individuals are invited to listen to the webcast by logging on to the company's investor relations webpage at www.capstoneturbine.com. A replay of the webcast will be available on the website for 30 days.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems and was the first to market commercially viable microturbine energy products. Capstone has shipped over 9,000 Capstone Microturbine systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2015 and ISO 14001:2015 certified company; Capstone is headquartered in the Los Angeles area with sales and/or service centers in the United States, Latin America, Europe, Middle East and Asia.

"Capstone" and "Capstone Microturbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” regarding future events or financial performance of the Capstone, within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements relate to, among other things, increased revenue from our market vertical and geographical diversification as well as aftermarket service revenue; benefits from cost reduction initiatives and overall decrease in operating expenses; the success and adoption of the Signature Series product and accessories offerings; reaching key strategic initiatives; attaining Adjusted EBITDA breakeven and profitability; as well as experiencing renewed grown and sustainability.  Forward-looking statements may be identified by words such as “believe,” “expect," "objective," "intend," "targeted," "plan" and similar phrases.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's Form 10-K, Form 10-Q and other recent filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements.  Because of the risks and uncertainties, Capstone cautions you not to place undue reliance on these statements, which speak only as of today.  Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revision to any forward-looking statements to reflect events or circumstances after the date of this conference call or to reflect the occurrence of unanticipated events.

Financial Tables Follow

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts)

	March 31,	March 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$14,191	$11,704
Restricted cash	5,514	5,002
Accounts receivable, net of allowances of $6,845 at March 31, 2017 and $8,909 at March 31, 2016	17,003	13,575
Inventories	14,538	16,126
Prepaid expenses and other current assets	3,073	2,636
Total current assets	54,319	49,043
Property, plant and equipment, net	2,115	3,537
Non-current portion of inventories	961	2,143
Intangible assets, net	651	941
Other assets	225	228
Total assets	$58,271	$55,892
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,719	$13,187
Accrued salaries and wages	1,819	1,880
Accrued warranty reserve	3,766	1,639
Deferred revenue	5,050	4,368
Revolving credit facility	11,533	9,459
Current portion of notes payable and capital lease obligations	302	361
Warrant liability	2,917	—
Total current liabilities	40,106	30,894
Long-term portion of notes payable and capital lease obligations	26	74
Other long-term liabilities	158	184
Total liabilities	40,290	31,152
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 515,000,000 shares authorized, 38,920,174 shares issued and 38,803,630 shares outstanding at March 31, 2017; 23,857,516 shares issued and 23,753,873 shares outstanding at March 31, 2016	39	24
Additional paid-in capital	870,457	853,288
Accumulated deficit	(850,876)	(826,955)
Treasury stock, at cost; 116,544 shares at March 31, 2017 and 103,643 shares at March 31, 2016	(1,639)	(1,617)
Total stockholders’ equity	17,981	24,740
Total liabilities and stockholders’ equity	$58,271	$55,892

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Years Ended March 31,
	2017	2016
Revenue:
Product, accessories and parts	$63,325	$73,116
Service	13,844	12,095
Total revenue	77,169	85,211
Cost of goods sold:
Product, accessories and parts	64,453	61,866
Service	10,927	10,578
Total cost of goods sold	75,380	72,444
Gross margin	1,789	12,767
Operating expenses:
Research and development	5,388	10,152
Selling, general and administrative	20,651	27,106
Total operating expenses	26,039	37,258
Loss from operations	(24,250)	(24,491)
Other expense	(470)	(40)
Interest income	31	—
Interest expense	(536)	(640)
Change in fair value of warrant liability	1,323	—
Loss before income taxes	(23,902)	(25,171)
Provision for income taxes	19	20
Net loss	$(23,921)	$(25,191)

Net loss per common share—basic and diluted	$(0.75)	$(1.39)
Weighted average shares used to calculate basic and diluted net loss per common share	32,074	18,162

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (In thousands)

Reconciliation of Reported Net Loss to Adjusted EBITDA	Fiscal Year ended March 31,
	2017	2016
Net loss, as reported	$(23,921)	$(25,191)
Interest	505	640
Provision for income taxes	19	20
Depreciation and amortization	1,577	1,746
Stock-based compensation	810	2,570
Change in fair value or warrant liability	(1,323)	—
Adjusted EBITDA	$(22,333)	$(20,215)

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used Adjusted EBITDA, a non-GAAP measure.  This non-GAAP measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of this non-GAAP measure provides investors with the same information that management uses to understand the Company’s economic performance year over year. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income before interest, provision for income taxes, depreciation and amortization expense, stock-based compensation expense and change in fair value of warrant liability.  Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures.  The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Capstone Turbine Corporation
Investor and investment media inquiries:
818-407-3628
ir@capstoneturbine.com